UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2014

NxSTAGE MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51567	04-3454702
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Merrimack Street, Lawrence, MA		01843
(Address of principal executive offices)		(Zip Code)

(978) 687-4700
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

NxStage Medical, Inc. (“NxStage”) and Henry Schein, Inc. (“Schein”) are parties to an Extracorporeal Disposables Distribution Agreement dated July 25, 2007 (the “Distribution Agreement”) pursuant to which Schein distributes NxStage’s blood tubing sets and needles used primarily for in-center dialysis treatments. The term of the Distribution Agreement renews annually unless either party notifies the other of its intent to not renew with 6 months’ notice. On October 24, 2014, NxStage received 6 months’ written notice that Schein has elected to not renew the current term of the Distribution Agreement, which expires on April 25, 2015, with the intent of entering into a new distribution agreement. The parties are in active negotiations and expect to enter into a new distribution agreement to include updated terms and conditions that are mutually agreeable to NxStage and Schein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NxStage Medical, Inc.

By: /s/ Matthew W. Towse
Matthew W. Towse
Chief Financial Officer
Date: October 29, 2014